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                    AMENDMENT NO. 13 TO MANAGEMENT AGREEMENT

     This Amendment No. 13 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005 and September 30, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolio:

                Portfolio                 Percentage of average daily net assets
----------------------------------------  --------------------------------------
Legg Mason Value Equity Portfolio         0.70% of the first $350 million of
                                          such assets. On the date that such
                                          assets reach $350 million and each
                                          subsequent day thereafter, whether or
                                          not such assets are above or below
                                          $350 million, the fee schedule shall
                                          be: 0.65% of the first $200 million of
                                          such assets plus 0.63% of such assets
                                          over $200 million.

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2005.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President